                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Metris Companies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Merrill Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                                       LOGO

                               600 SOUTH HIGHWAY 169
                                     SUITE 1800
                          ST. LOUIS PARK, MINNESOTA 55426

                         BY ORDER OF THE BOARD OF DIRECTORS

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    May 12, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Metris Companies Inc. to be held at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota on Tuesday, May 12, 1998, at 9:30 a.m. for the following purposes:

        - to elect seven directors;

        - to approve an increase in the number of shares of common stock which may be awarded and issued under the Metris Long-Term Incentive and Stock Option Plan;

        - to approve a Metris Non-Employee Director Stock Option Plan;

        - to approve an amendment to the Annual Incentive Bonus Plan for Designated Corporate Officers; and

        - to conduct any other business properly brought before the meeting.

     This package contains your proxy which you should use to cast your vote on the above matters. Included with your proxy are the Proxy Statement and Annual Report which give you information about us and how we are running the Company. Please read them carefully before you cast your vote.

     The Board has fixed the close of business on March 20, 1998, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting. Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. Should you wish to attend the meeting and vote there, you may need to present proof of ownership if your shares are held through an intermediary, such as a bank or broker. Please read the instructions in the Proxy Statement regarding such proof.

     Your vote is important. We also hope to see you at the meeting where you may listen to our report on our progress and ask us questions about your company.

     I look forward to seeing you at the meeting.

                         Sincerely,


                       /s/ Ronald N. Zebeck
                           Ronald N. Zebeck
                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

St. Louis Park, Minnesota
Dated:  March 31, 1998

                   PLEASE COMPLETE, SIGN, DATE AND RETURN
                    YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

-------------------------------------------------------------------------------
                               TABLE OF CONTENTS
-------------------------------------------------------------------------------

Notice Of Annual Meeting of Shareholders . . . . . . . . . . . . . . .Cover

Attendance and Voting Matters. . . . . . . . . . . . . . . . . . . . . . .1

The Board (Election of Nominees) . . . . . . . . . . . . . . . . . . . . .2

Company Stock Owned by Officers and Directors. . . . . . . . . . . . . . .6

Persons Owning More than Five Percent of Metris Stock. . . . . . . . . . .7

Arrangements and Transactions with Fingerhut . . . . . . . . . . . . . . .8

Performance Graph. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Compensation Committee Report on Executive Compensation. . . . . . . . . .9

Compensation Tables and Compensation Matters . . . . . . . . . . . . . . 12

Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     Proposal 1:    Approval of Increase in the Number of Shares
                    Available to Be Issued Pursuant to the Metris
                    Long-Term Incentive and Stock Option Plan. . . . . . 17

     Proposal 2:    Approval of the Metris Non-Employee Director
                    Stock Option Plan. . . . . . . . . . . . . . . . . . 19

     Proposal 3:    Approval of an Amendment to the Annual
                    Incentive Bonus Plan for Designated Corporate
                    Officers . . . . . . . . . . . . . . . . . . . . . . 20

Selection of Independent Auditors. . . . . . . . . . . . . . . . . . . . 21

Other Matters        . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . 21

     Shareholders' Proposals for the 1999 Annual Meeting . . . . . . . . 21

     Solicitation    . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     Shareholder List. . . . . . . . . . . . . . . . . . . . . . . . . . 22

     Revocability of Proxy . . . . . . . . . . . . . . . . . . . . . . . 22

-------------------------------------------------------------------------------
                            ATTENDANCE AND VOTING MATTERS
-------------------------------------------------------------------------------

ATTENDANCE

     Although no admission ticket is required to attend the 1998 Annual Meeting of Shareholders (this "Annual Meeting") of Metris Companies Inc. (our "Company"), voting at the Annual Meeting is limited to those shareholders who were shareholders of record at the close of business on March 20, 1998.

VOTING METHODS

     Unless you hold your shares in the Metris Retirement Plan 401(k), you can vote on matters to come before the meeting in one of two ways:

     -    You can come to the Annual Meeting and cast your vote there; or

     - You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

     You may also choose to vote for all of the nominees for directors and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for directors and FOR each of the proposals.

     Only shareholders of record of the Company's common stock at the close of business on March 20, 1998, will be entitled to vote on all matters. IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTORS OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

     A holder will be entitled to one vote for each of the nominees and each of the proposals for each share held on the record date. There is no cumulative voting.

SPECIAL VOTING INSTRUCTIONS FOR SHAREHOLDERS IN THE METRIS 401(k)

     If you participate in the Metris Retirement Plan 401(k), an employee benefit plan of the Company, please return your proxy in the envelope provided by May 7, 1998. Norwest Bank Minnesota, N. A., the tabulator, will calculate the votes returned by all holders in the Metris Retirement 401(k) Plan. First Trust National Association, the Trustee for the plan, will act as your proxy for shares of common stock held in your 401(k) account. If your voting instructions for your 401(k) are not received by May 7, 1998, those shares will be voted by the Trustee in its absolute discretion. Holders of shares in the Metris Retirement Plan 401(k) will not be permitted to vote at the meeting.

INFORMATION REGARDING TABULATION OF THE VOTE

     The Company has a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential, and the votes will not be revealed to any Company employee or anyone else, other than the non-employee tabulator of the votes or an independent election inspector, except (1) as necessary to meet applicable legal requirements or (2) in the event a proxy solicitation in opposition to the election of the Board of Directors (the "Board") is filed with the Securities and Exchange Commission. Representatives of Norwest Bank Minnesota, N.A. will tabulate votes and act as Inspectors of Election at the meeting.

THE QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. The By-Laws of the Company state that the holders of a majority of shares entitled to vote shall constitute a quorum. Under Delaware law, if a shareholder abstains from voting as to any particular matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter although such shares shall not be deemed to be voted in favor of such matter.
If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be voted in favor of such matter.

     On March 20, 1998, a total of 19,225,000 shares of common stock were outstanding.

VOTE NECESSARY FOR ACTION

     The By-Laws of the Company provide that if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting may decide any question before the meeting. The Board is aware of four items for action at this Annual Meeting: (1) the election of seven directors; (2) the approval of an increase in the number of shares available to be issued pursuant to the Metris Long-Term Incentive and Stock Option Plan; (3) the approval of the Metris Non-Employee Director Stock Option Plan; and (4) the approval of an amendment to the Annual Incentive Bonus Plan for Designated Corporate Officers.

     Fingerhut Companies, Inc. ("Fingerhut"), the parent corporation of the Company, indirectly owns approximately 83% of the outstanding common stock of the Company. Fingerhut has indicated to the Company that it intends to vote in favor of each of the Board nominees and in favor of each of the other proposals. If Fingerhut acts accordingly, the election of such nominees and the approval of each of the proposals is assured.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented and you have signed and returned a proxy card, the holder of your proxy will vote upon such matter in his or her discretion.

-------------------------------------------------------------------------------
                                 THE BOARD
                           (ELECTION OF NOMINEES)
-------------------------------------------------------------------------------

STRUCTURE

     At the 1997 Annual Meeting of Shareholders of the Company, our shareholders elected five directors to serve until this year's Annual Meeting. Our By-Laws permit the Board to increase the number of directors and to fill such newly created directorships by appointment. The new directors then shall serve until the next Annual Meeting. At its October 26, 1997 meeting, the Board increased the number of directors from five to seven and appointed two new directors. The newly appointed directors are not employees of the Company or any of its affiliates (a "non-employee director"). As a result of the increase, a majority of the Board is now comprised of independent, non-employee directors.

     Currently, the term of each director on our Board is from his election or appointment until the next annual meeting of shareholders. However, our Articles of Incorporation do provide that once Fingerhut and certain of its permitted transferees cease to own beneficially fifty-one percent or more of the common stock (which we refer to as the "Threshold Time"), the election of directors will become staggered. After the Threshold Time, directors serving at such time will be divided into three classes, as nearly equal in number as possible. One class will serve until the next annual meeting. The second class will serve until the second annual meeting to be held after the Threshold Time, and the third class will serve until the third annual meeting after the Threshold Time.

     As you will note from our Annual Report, Fingerhut has announced that it has filed a request for ruling with the Internal Revenue Service in order to distribute its holding in the Company to Fingerhut shareholders. This "spin-off" (the "Spin-Off"), if it occurs, will cause a Threshold Time to occur. According to the Articles of Incorporation, at such time, the Board shall determine the membership of each of the classes. At this time, it is unknown if the Spin-Off will occur. The Board has not made any determination regarding the membership of the classes. Therefore, should the Spin-Off occur, up to three of the nominees may serve three year terms or two year terms instead of a term to expire at the next annual meeting. Beginning with the first annual meeting to occur after the Threshold Time, all directors elected will be elected to three year terms.

BOARD NOMINEES

     Certain biographical information furnished by the Company's nominees for the reelection of directors is presented below. All of the directors, except Messrs. Anderson and Smith have served as a director since 1996. Messrs. Anderson and Smith were appointed as directors by the Board at the Board's meeting in October, 1997.

     THEODORE DEIKEL (age 62) has been Chairman of the Board, Chief Executive Officer and President of Fingerhut since 1989 and is the non-executive Chairman of the Board of the Company. From 1985 until rejoining Fingerhut, Mr. Deikel served as Chairman and Chief Executive Officer of CVN Companies, Inc., a direct marketing company using television and direct mail. From 1979 to 1983, Mr. Deikel was Executive Vice President of American Can Company (a predecessor of The Travelers Inc.) and Chairman of American Can Company's specialty retailing division, which included Fingerhut. In addition, Mr. Deikel was Chief Executive Officer of Fingerhut Corporation, a subsidiary of Fingerhut, from 1975 to 1983.

     RONALD N. ZEBECK (age 43) is President and Chief Executive Officer of the Company. He has been President of a subsidiary of the Company since March 1994, and has served as Chief Executive Officer of Direct Merchants Credit Card Bank, National Association, a subsidiary of the Company, since July 1995. Mr. Zebeck was Managing Director, GM Card Operations of General Motors Corporation from 1991 to 1993, Vice President of Marketing and Strategic Planning of Advanta Corporation (previously known as Colonial National Bank USA) from 1987 to 1991, Director of Strategic Planning of TSO Financial (later Advanta Corporation) from 1986 to 1987, and held various credit card and credit-related positions at Citibank affiliates from 1976 to 1986. He is also a director of MasterCard International, Inc.

     DUDLEY C. MECUM (age 63) has been a Managing Director of Capricorn Holdings, LLC, a leveraged buy-out firm, since July 1997. For more than five years prior thereto, he was a partner in the merchant banking firm of G.L. Ohrstrom & Co. Mr. Mecum is also a director of Fingerhut, Travelers Group Inc., Travelers Property Casualty Corp., Lyondell Petrochemical Corporation, Vicorp Restaurants, Inc., DynCorp, and Suburban Propane Partners, L.P.

     MICHAEL P. SHERMAN (age 45) is Secretary of the Company. He has been Senior Vice President of Business Development, General Counsel and Secretary of Fingerhut since May 1996. For more than five years prior thereto, he was Executive Vice President of Corporate Affairs, General Counsel and Secretary of Hanover Direct, Inc., a catalog retailer.

     FRANK D. TRESTMAN (age 63) has been President of Trestman Enterprises, an investment and business development firm, for the past five years. He has been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to grocery retailers and a subsidiary of McKesson Corporation.
Mr. Trestman is also a director of Insignia Systems, Inc. and Best Buy, Inc.

     LEE R. ANDERSON, SR. (age 58) is Chairman and CEO of the Api Group of Companies located in St. Paul, Minnesota, a group of 18 separate construction, manufacturing, fire protection and material distribution companies operating out of 86 offices in the United States and Canada. Mr. Anderson is also Chairman of International Bancorporation, a multiple bank holding company. Mr. Anderson currently serves as a director of Pan O'Gold "Country Hearth" Baking Company.

     DEREK V. SMITH (age 43) is President and CEO of ChoicePoint Inc., a new company formed by the spin-off of the Insurance Services Group from Equifax Credit Information Services, Inc. Mr. Smith was formerly an Executive Vice President with Equifax, responsible for its Insurance Services Group. Mr. Smith currently serves as a director on the board of ChoicePoint Inc.

     Each of these nominees has consented to serve as a director. If before the annual meeting any nominee is unable to serve, your returned proxy will vote for the election of a nominee designated by the Board unless you indicate to the contrary in the proxy. Mr. Sherman, who is General Counsel of Fingerhut, has indicated to the Board that he intends to resign from the Board in the event the Spin-Off occurs. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

     In 1997, our full Board met four times. In addition to the meetings of the full Board, the directors attended meetings of individual Board Committees and often considered issues separate from these meetings. Attendance by directors has been perfect. All directors attended all board meetings and all committee meetings to which they were assigned after their election or appointment. In addition, from time to time, members of the Board were informally consulted by management. From time to time, the Board took action by unanimous written consent in lieu of a meeting.

     Our By-Laws authorize the full Board to create committees to assist it in the management of the Company. The Board has created three such committees. Each serves a vital function for the Company.

     The AUDIT COMMITTEE supervises and reviews the Company's financial and accounting practices. The Audit Committee also reviews transactions of the Company with affiliates and makes recommendations to the Board as to the selection of independent auditors. The Committee met four times during 1997.
At each meeting in 1997, it received reports from management concerning the accounting and reporting practices and the fiscal soundness of the Company. The Audit Committee is comprised entirely of non-employee, independent directors.

     The COMPENSATION COMMITTEE determines the compensation awarded to the named directors and officers of the Company, subject to ratification by the full Board for compensation packages granted to the President and Chief Executive Officer. The Compensation Committee approves, adopts and administers the compensation plans of the Company and administers and grants stock options under the Company's stock option plan. During 1997, the Compensation Committee met four times.

     The EXECUTIVE COMMITTEE is authorized to exercise the full power of the Board in the management and conduct of business affairs of the Company during interim periods between meetings of the Board. Currently, the two directors who are members of this committee are the Chief Executive Officer and President of the Company and the Chairman of the Board, Chief Executive Officer and President of Fingerhut. These two directors are in constant communication throughout the year concerning the business of the Company. No formal meeting, therefore, was necessary for this Committee. From time to time, the members recorded their decisions and actions in formal unanimous written consents.

DIRECTOR COMPENSATION

     Only non-employee, independent directors received compensation for serving as directors. Until July of 1997, the Company had the following arrangement for compensating non-employee directors:

     ANNUAL RETAINER:                 $15,000
     ATTENDANCE FEES:                  $1,000     for each Board meeting
                                       $1,000     for each Board committee
                                                  meeting

     COMMITTEE CHAIR STIPEND:          $2,000     annually

In July, the Company changed its policy regarding compensation as follows:

     ANNUAL RETAINER:                 $20,000
     ATTENDANCE FEES:                  $2,500     for each Board meeting
                                       $2,500     for each Board committee
                                                  meeting

     COMMITTEE CHAIR STIPEND:          $4,000     annually

     The Company also believes that payment of compensation to its non-employee directors should not be solely in the form of cash but should be tied to the performance of the Company. In October 1996, the Board first adopted a Non-Employee Director Stock Option Plan. The first grants thereunder went to non-employee directors serving at the time of the initial public offering of the Company. Such grants were in the amount of 5,000 shares with an exercise price of $16.00, which was the price of the common stock at the time of the initial public offering.

     The Board passed a resolution in April 1997 instituting a policy whereby non-employee directors would receive options to purchase common stock at the fair market price on the date of grant by the Board as follows:

          STOCK OPTIONS AWARDED UPON COMMENCEMENT OF SERVICE:    5,000 shares

          STOCK OPTIONS AWARDED ANNUALLY:    5,000 shares (these awards are
                                             made at the second board meeting
                                             of each calendar year to directors
                                             serving at such time)

     The Board may change the amounts and timing of such awards in the future. To date, the Board has granted options to purchase up to 30,000 shares of common stock to its non-employee directors. These options, however, are subject to approval by shareholders of the Non-Employee Director Stock Option Plan.

     Directors employed by the Company and Fingerhut do not receive compensation from the Company for service. However, all directors are reimbursed for reasonable travel, lodging and other incidental expenses incurred in attending meetings of the Board and its Committees.

-------------------------------------------------------------------------------
                   COMPANY STOCK OWNED BY OFFICERS AND DIRECTORS
                           (AS OF  FEBRUARY 27, 1998)
-------------------------------------------------------------------------------

     The following table contains information as to the ownership of the Company's common stock as of February 27, 1998, with respect to (i) each of the current directors and nominees for directors, (ii) the named executive officers, and (iii) all directors and executive officers as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days of February 27, 1998.


                                                                                  Number of Shares of
                              Number of Shares of                                Fingerhut Common Stock
                              Metris Common Stock                                    Beneficially
 Name of Beneficial Owner     Beneficially Owned        Percent of Class                 Owned                Percent of Class
 Theodore Deikel                    275,000(a)               1.4%                     5,741,348(f)               11.3%

 Ronald Zebeck                      649,607(b)               3.3%                        67,549(g)                 *

 Dudley Mecum                         1,000(c)                  *                        11,000(g)                 *

 Frank Trestman                       5,000(c)                  *                         5,000                    *

 Michael Sherman                         2,000                  *                        35,191(g)                 *

 Lee Anderson, Sr.                   10,000(d)                  *                             0                    *

 Derek Smith                          2,000(d)                  *                             0                    *

 Douglas McCoy                           3,500                  *                         4,801(g)                 *

 Robert Oberrender                       3,500                  *                        27,274(g)                 *

 Douglas Scaliti                         3,500                  *                         7,824(g)                 *

 Z. Jill Barclift                          200                  *                           700(g)                 *

 All directors and                  957,807(e)               4.8%                     5,905,142(h)               11.6%
 executive officers as a
 group

* Less than 1%

(a) This includes 275,000 shares of common stock of the Company that Mr. Deikel has the right to acquire within 60 days of February 27, 1998, through the exercise of stock options.

(b) This includes 639,607 shares of common stock that Mr. Zebeck has the right to acquire with 60 days of February 27, 1998, through the exercise of stock options.

(c) This does not include options to purchase up to 10,000 shares of common stock. Such options are subject to approval of the Non-Employee Director Stock Option Plan by the shareholders at the Annual Meeting.

(d) This does not include options to purchase up to 5,000 shares of common stock. Such options are subject to approval of the Non-Employee Director Stock Plan by the shareholders at the Annual Meeting.

(e) This includes 914,607 shares of common stock of the Company that the executive officers have the right to acquire within 60 days of February 27, 1998.

(f) This includes 4,310,868 shares of common stock of Fingerhut that Mr. Deikel has the right to acquire within 60 days of February 27, 1998, through
the exercise of stock options.   This also includes 6,191 shares of common
stock held by Mr. Deikel's son for which Mr. Deikel disclaims beneficial ownership.

(g) The number of shares of common stock of Fingerhut beneficially owned by these individuals includes shares that such individuals have the right to acquire within 60 days of February 27, 1998, through the exercise of stock options and such amounts are as follows: Mr. Zebeck, 55,000 shares; Mr. Mecum, 10,000 shares; Mr. Sherman, 27,000 shares; Mr. Oberrender, 21,701 shares; Mr. Scaliti, 4,688 shares; and Ms. Barclift, 700 shares.

(h) This includes 4,429,957 shares of common stock of Fingerhut that the executive officers and directors of the Company have the right to acquire within 60 days of February 27, 1998, through the exercise of options.

-------------------------------------------------------------------------------
                PERSONS OWNING MORE THAN FIVE PERCENT OF METRIS STOCK
-------------------------------------------------------------------------------

     The following table sets forth information with respect to persons known by the Company to be the beneficial owner of more than 5% of the outstanding common stock. Beneficial ownership has also been determined for this purpose in accordance with Rule 13d-3 of the Exchange Act. The Company has reviewed filings with the Securities and Exchange Commission on its EDGAR database. The search showed only one beneficial owner of 5% or more of the outstanding Common Stock.



   Name and Address of          Number of Shares of Metris Stock
    Beneficial Owner                  Beneficially Owned              Percent of Class
Fingerhut Companies, Inc.              15,966,667                            83.1%
4400 Baker Road
Minnetonka, MN 55343


     Fingerhut holds its interest in the Company through an indirect wholly owned subsidiary, FFS Holdings, Inc.

-------------------------------------------------------------------------------
                   ARRANGEMENTS AND TRANSACTIONS WITH FINGERHUT
-------------------------------------------------------------------------------

     Through FFS Holdings, Inc., Fingerhut has the ability to elect, alone, the directors nominated to the Board of the Company and to approve the proposals brought before the shareholders at the Annual Meeting.

     The Company has several intercompany agreements with Fingerhut or subsidiaries of Fingerhut.

     Fingerhut and the Company entered into an agreement that provides for the filing of consolidated federal and certain combined state income tax returns and the allocation of income tax liabilities related to such returns. As required by the terms of the tax sharing agreement, the Company has paid or will pay Fingerhut an amount equal to the federal and/or state income taxes that would have been payable by the company for taxable periods during which the Company was included in such returns if the Company had filed separate consolidated returns with its own subsidiaries. The Company paid Fingerhut approximately $64.8 million in 1997 under the tax sharing agreement.

     Fingerhut Corporation and subsidiaries of the Company entered into a co-branded credit card agreement pursuant to which a subsidiary of the Company has the right to issue general purpose credit cards with the Fingerhut name and logo to Fingerhut Corporation's customers. The Company pays Fingerhut Corporation a fee for each such credit card issued plus a fee based on a percentage of card use. The Company paid Fingerhut Corporation approximately $2 million in 1997 under the co-brand credit card agreement.

     Fingerhut Corporation and subsidiaries of the Company entered into a data sharing agreement and a database access agreement under which the Company has the right to use information in Fingerhut Corporation's database to market credit cards (without the Fingerhut name and logo) and other financial services products to Fingerhut Corporation's customers. The Company pays Fingerhut Corporation a fee for each credit card issued plus a fee based on a percentage of card use. In addition, the Company pays Fingerhut Corporation an annual flat fee plus other per name fees under the database access agreement. The Company paid Fingerhut Corporation approximately $2.8 million under the data sharing agreement and the database access agreement during 1997.

     Fingerhut Corporation and a subsidiary of the Company entered into an extended service plan agreement under which Fingerhut Corporation agreed to offer the Company's extended service plans to its customers who purchase covered products. Fingerhut Corporation paid the Company approximately $16.7 million in 1997 under the extended service plan agreement.

     Fingerhut and the Company entered into an administrative services agreement under which Fingerhut or its subsidiaries provide certain services or facilities to the Company and its subsidiaries. The Company paid Fingerhut approximately $3.2 million under the administrative services agreement during 1997.

     Fingerhut and Fingerhut Corporation are guarantors under the Company's $300,000,000 revolving credit facility.

-------------------------------------------------------------------------------
                              PERFORMANCE GRAPH
-------------------------------------------------------------------------------
    The following graph compares the cumulative total shareholder return on the Company's common stock ("MTRS") since October 24, 1996 (the time of the Company's initial public offering), with the cumulative return for the Russell 2000 Index ("IR20") and the Nasdaq Financial Index ("INFN") over the same period, assuming the investment of $100 on October 24, 1996, and reinvestment of all dividends.

                    [graph appears here illustrating results of table below]


TOTAL RETURN                         10/24/96                     12/31/96                    12/31/97
                                     --------                     --------                    --------
Metris Common Stock                    $100                         $150                        $214
Russell 2000 Index                     $100                         $106                        $127
Nasdaq Financial Index                 $100                         $109                        $167


-------------------------------------------------------------------------------
          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

COMPENSATION POLICIES

     The Board has delegated to the Compensation Committee (the "Committee") the authority to review, set and administer the compensation plans of the Company, subject to ratification by the full Board as to compensation paid to the President and Chief Executive Officer. The Committee is comprised entirely of non-employee directors.

     The Committee has established compensation guidelines to achieve four basic goals:

     /=/ promote stock ownership for key executives to align their compensation with shareholder interests;

     /=/ allow the Company to attract, retain and motivate the highest caliber executives;

     /=/ align compensation directly with shareholder market value through strong net income and earnings per share performance goals and accomplishment of team or individual objectives; and

     /=/  establish annual incentives based on aggressive performance goals.

     For 1997, these policies were achieved through a compensation program consisting of base salary and short term incentive compensation in the form of bonuses and long term stock options.

     In addition, the Company has a Deferred Compensation Plan for selected management employees under which certain employees may defer compensation of up to $10,000, with interest accruing on amounts deferred. The Company matches such deferral. This plan was established on March 1, 1998, as the participants are excluded from participation in the Metris Retirement Plan for fiscal year 1998.

     The Committee believes that its compensation program has been valuable in retaining excellent management and in encouraging outstanding performance. As demonstrated by the performance graph above, the Company's stock has outperformed the Russell 2000 Index and the Nasdaq Financial Index since the Company's initial public offering.

BASE SALARIES OF EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

     Each year the Committee reviews base salaries of the named executive officers. In determining base salaries, the Committee considers the range of salaries paid to similar officers at comparable companies. In addition, the Committee makes subjective judgments concerning individual performance of the executive officer. The Committee has recognized that the officers of the Company have during the past year performed functions that are in addition to those performed by similar officers at other companies. The Committee notes the hours devoted by the officers of the Company in setting the base salary and the need to compensate these officers for their devotion in order to retain them.

     In reviewing the base salaries being paid during the year, the Committee evaluated external market comparisons. This evaluation demonstrated that the Company pays slightly below market as to base salaries but slightly higher than market when bonuses are considered. This is consistent with the Company's goal to award employees based upon Company performance.

BONUSES PAID TO EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

     In 1997, other than the Chief Executive Officer, the executive officers and other corporate officers and employees participated in the 1997 Metris Management Incentive Plan ("Incentive Plan"). Payouts under the Incentive Plan for 1997 were based on two components: net income achieved by the Company and management objectives personally set for each of the employees. The weight accorded each component depended upon the position level of the employee. It is the Committee's view that the more senior officers of the Company are the parties whose actions most likely affect net income. The payouts to these officers are weighted heavily on achievement by the Company of certain net income targets. For the most senior employees, 85% of their bonus was dependent upon the Company making certain net income targets.
Other employees that are less likely to make policy and therefore affect the net income of the Company have payouts dependent more upon the achievement of management goals. More importantly, the Incentive Plan provided that no bonus would be paid unless at least 80% of the net income objective was met.

     Management goals tailored for each of the employees were approved by the Chief Executive Officer. Each of these goals involved measurable objectives related to the achievement of a strategic business goal within the employee's business unit.

     For 1997, the Company achieved net income sufficient to pay the maximum amount set last year for these officers under the component related to net income.

STOCK OPTIONS FOR EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

     In 1997, all executive officers and other key employees were granted non-qualified stock options under the Company's Long-Term Incentive and Stock Option Plan. During the year, options played a significant role in attracting superior employees. In addition, options were granted to executives and employees whose individual performances demonstrated continued excellence.

     The options granted in the past year generally provided that such options would expire in ten years. Options usually became exercisable pursuant to a schedule whereby 50% of the shares become eligible for exercise on the second anniversary of the date of grant and the remaining 50% of the shares become eligible for exercise on the fourth anniversary of the date of grant. All stock options contained an exercise price based upon the fair market value of the common stock on the date of grant. The Committee uses the closing price of the stock as reflected on the Nasdaq report for the day before the grant date to determine the fair market value. All stock options awarded by the Committee were ratified by the full Board.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Although the full Board must ratify any Committee decision concerning the compensation paid to Mr. Zebeck, the President and Chief Executive Officer, only the Committee may actually set such compensation. Therefore, the compensation paid to Mr. Zebeck must have the approval of the majority of the three non-employee directors.

     Effective March 24, 1997, the Board increased Mr. Zebeck's base salary from $400,000 to $450,000. In approving this increase, the Committee considered an analysis of proxy statements prepared by an independent human resources consulting firm showing 1995 base salaries of CEOs from comparable public companies. The Committee determined that an increase was merited. Based upon this analysis, the increase placed the base salary paid to Mr. Zebeck in a range slightly below the median base salaries of his peer group appearing in the study.

     Effective September 1, 1997, the Committee raised Mr. Zebeck's base salary to $550,000. In approving this increase, the Committee reviewed his performance as an executive officer. Determinative factors included increase in net income, earnings per share, and managed assets, as well as the Company's stock performance. The Committee determined that Mr. Zebeck's performance merited an increase. Even after such increase, Mr. Zebeck's salary is just slightly higher than the median base salary of the peer group reviewed by the Committee in March of 1997.

     At the beginning of 1997,  Mr. Zebeck met with the Committee to discuss
his goals and objectives for the coming year.   Based upon such discussion,
the Committee decided that Mr. Zebeck's bonus would be tied to certain targets for net income of the Company. For the year 1997, the net income targets were exceeded by a significant margin entitling Mr. Zebeck to receive the full bonus permitted under the plan. In addition, based upon the Company's performance in net income, earnings per share and the increase of stock price over the past year, the Committee approved for Mr. Zebeck an additional award above the bonus paid under the Annual Incentive Plan. These bonus amounts with the base salary paid to Mr. Zebeck for the year 1997 were just slightly higher than the median total cash compensation paid to the peer group reviewed by the Committee in March, 1997.

     In August of the past year, the Committee also authorized the grant of options to purchase 200,000 shares of the Company's stock at fair market value at the time of the grant date to Mr. Zebeck.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 per year for compensation paid to the executive officers named in the "Summary Compensation Table" appearing after this report. There are exceptions to this restriction on deductibility if certain conditions are met. The Committee has considered these requirements and the regulations. The Committee endeavors to structure its compensation programs so that bonus compensation and gains from exercises of Company stock options will be exempt from the deduction limitations. However, the Committee retains the right to authorize compensation that does not qualify for income tax deductibility.

     By the Compensation Committee

     FRANK D. TRESTMAN        DUDLEY C. MECUM          DEREK V. SMITH
     CHAIRMAN                 MEMBER                   MEMBER

-------------------------------------------------------------------------------
             COMPENSATION TABLES AND COMPENSATION MATTERS
-------------------------------------------------------------------------------

                     SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                            ANNUAL COMPENSATION                    COMPENSATION AWARDS
                              -----------------------------------------------   ---------------------------   -------------
                                                                 OTHER ANNUAL    RESTRICTED      SECURITIES     ALL OTHER
  NAME AND PRINCIPAL                    SALARY                   COMPENSATION   STOCK AWARDS     UNDERLYING    COMPENSATION
     POSITION (*)             YEAR      ($)(a)      BONUS ($)      ($)(b)         ($)(c)         OPTIONS (#)     ($)(d)
Ronald N. Zebeck              1997     $500,264     $800,000       $40,723        $0              200,000(e)     $10,210
President and Chief           1996     $387,773     $600,000       $79,281        $290,084        656,075(e)     $15,840
Executive Officer             1995     $358,481     $478,348       $37,668        $0              105,000(f)     $16,980

Douglas B. McCoy              1997     $189,344     $275,000       $31,167        $0               10,000(e)     $43,805
Senior Vice President,        1996     $156,601     $160,000       $30,594        $70,001          30,000(e)     $15,300
Operations                    1995     $134,616     $175,000       $10,279        $0               38,500(f)      $8,607

Robert W. Oberrender          1997     $196,592     $275,000       $28,827        $0               15,000(e)     $10,004
Senior Vice President,        1996     $140,500     $145,000       $24,550        $75,598          30,000(e)     $15,300
Chief Financial Officer       1995     $122,512     $109,452       $21,473        $0               20,000(f)     $16,500

Douglas L. Scaliti            1997     $159,201     $225,000       $28,312        $0               10,000(e)     $16,359
Senior Vice President,        1996     $127,236     $130,000       $20,237        $57,503          30,000(e)     $15,300
Marketing                     1995     $108,654     $105,635       $250           $0                3,500(f)      $5,038

Z. Jill Barclift              1997     $142,550     $180,000(h)    $20,556        $0                7,500(e)      $9,879
Vice President and            1996      $97,500     $50,000        $22,335        $0               17,100(g)      $7,500
General Counsel               1995            -           -              -              -              -             -

* Mr. Zebeck commenced employment with Metris Direct, Inc. (formerly, Fingerhut Financial Services) in March 1994, which later became a subsidiary of the Company. Mr. Oberrender was an employee of Fingerhut Corporation during 1995-1996. His reported compensation through 1996 (except his 1996 bonus) was paid to him by Fingerhut Corporation. As of 1997, Mr. Oberrender is an employee of a subsidiary of the Company. Mr. McCoy began employment with a subsidiary of the Company in January 1995. Mr. Scaliti commenced employment with a subsidiary of the Company in September 1995. Ms. Barclift started employment with a subsidiary of the Company in April 1996.

(a) Amounts in this column include amounts reflecting a onetime payout of vacation accrued due to a change in vacation policy. These amounts are as follows: Mr. Zebeck, $29,110; Mr. McCoy, $7,678; Mr. Oberrender, $19,236; and Mr. Scaliti, $5,987.

(b) Amounts reported under "Other Annual Compensation" include auto maintenance, auto allowance (including a gross up for payment of taxes on such amount), and executive medical reimbursement. Amounts paid that represent more than 25% of such total for each named executive officer in 1997 are as follows: Mr. Zebeck received $34,800 as an auto allowance; Mr. McCoy received $25,594 as an auto allowance; Mr. Oberrender received $25,594 as an auto allowance; Mr. Scaliti received $25,594 as an auto allowance; and Ms. Barclift received $20,556 as an auto allowance. In 1996, Ms. Barclift received $10,462 payment for a loss on home sale in connection with her relocation, and a gross up for payment of taxes for such relocation in the amount of $11,873. Also in 1996, Mr. Oberrender received $20,556 as an auto allowance, Mr. Zebeck received $31,488 and Messrs. McCoy and Scaliti received $11,991 each as an auto allowance. For 1995, the only amounts paid that represented more than 25% of such total were as follows: Mr. Oberrender received $20,556 as an auto allowance and Mr. Zebeck received $31,488 as an auto allowance.

(c) Fingerhut awarded restricted stock to the named executive on February 14, 1996, with the following vesting schedule: 25% of the shares vested on March 31, 1996 (with an additional transfer restriction until August 1996), 25% vested on March 31, 1997, and, subject to continued employment, the remaining 50% will vest on August 31, 1998. The number of shares awarded were: Mr. Zebeck, 21,097 shares; Mr. McCoy, 5,091 shares; Mr. Oberrender, 5,498 shares; and Mr. Scaliti, 4,182 shares. Fingerhut pays dividends on both the vested and unvested portion of the restricted stock. The value of such shares of the named executive officers at December 31, 1997, were as follows:
Mr. Zebeck, $450,948; Mr. McCoy, $108,820; Mr. Oberrender, $117,520; and Mr.
Scaliti, $89,390.

(d) Amounts disclosed in this column for the years 1995-1996, except as described below for Messrs. McCoy and Scaliti, consist solely of the amounts contributed under the Fingerhut Corporation Profit Sharing Plan. The 1995 amounts for Mr. McCoy and $659 of the 1995 amount paid to Mr. Scaliti represent reimbursement of relocation expenses. Amounts disclosed for 1996 represent amounts contributed by the Company under the Metris Retirement Plan
which consists of the Company match to the 401(k).   The amounts for 1997
include a pension payout due to the suspension of the Fingerhut pension plan, a 401(k) matching contribution, profit sharing payments made to the 401(k) and premiums paid on term life insurance. For each of the named executive officers, the Company made a payment of $4,800 to their 401(k) account as part of a discretionary profit sharing contribution, which was made to all employees in the amount of 3% of their recognized income in the Metris Retirement Plan. For each of the named executive officers, the Company matched contributions to the 401(k) in the amount of $4,750 each. Mr. McCoy received a pension payout due to suspension of the Fingerhut pension plan in the amount of $8,818 while Mr. Scaliti received such a payment in the amount of $6,441. Premiums paid on life insurance for 1997 by the Company to Messrs. Zebeck, McCoy, Oberrender, Scaliti and Ms. Barclift were in the amounts of $660, $437, $454, $368 and $329, respectively. Finally, in 1997, Mr. McCoy received $25,000 as a signing bonus and, in 1996, Ms. Barclift received a $7,500 signing bonus.

(e) Amounts represent option grants to purchase the Company's common stock under the Metris Long-Term Incentive and Stock Option Plan. The options granted to Mr. Zebeck in 1996 reflect the conversion of the financial services business equity portion of his 1994 tandem option agreement to options to purchase the Company's common stock.

(f) Amounts represent option grants to purchase Fingerhut common stock, $.01 par value, under Fingerhut option plans. These options will terminate if the Company ceases to be a subsidiary of Fingerhut. In order to prevent termination in the event of the Spin-Off, Fingerhut has informed the Company that it may accelerate the vesting schedules of these options to permit exercise before the Spin-Off.

(g) This amount is comprised of the right to purchase 15,000 shares of the Company's common stock under the Metris Long-Term Incentive Stock Option Plan and 2,100 shares of Fingerhut common stock under Fingerhut option plans.

(h) In 1997, Z. Jill Barclift received a $30,000 special President's award from the Company.

     The following table shows information concerning stock options granted during the fiscal year ended December 31, 1997, for the named executive officers:


                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                  Number of
                                  Securities           % of Total
                                  Underlying         Options Granted
                               Options Granted        to Employees         Exercise Price        Expiration          Grant Date
         Name                       (#)(b)               in 1997              ($/Share)             Date          Present Value (a)
Ronald N. Zebeck                   200,000               62.79%                $39.69              8/25/07            $5,650,600

Douglas B. McCoy                    10,000                3.14%                $46.00              7/28/07              $315,920

Robert W. Oberrender                15,000                4.71%                $46.00              7/28/07              $473,880

Douglas L. Scaliti                  10,000                3.14%                $46.00              7/28/07              $315,920

Z. Jill Barclift                     7,500                2.35%                $46.00              7/28/07              $236,940

(a) These dollar amounts are the result of calculations of the present value of the grant at the date of grant using the Black-Scholes option pricing method and the following assumptions: .11% dividend yield, 68.2 % expected volatility, 6.34% of risk-free interest rate and 7 years expected lives. The actual gains, if any, on stock option exercises will depend on the future performance of the common stock.

(b) These options were granted under the Metris Companies Inc. Long-Term Incentive and Stock Option Plan. They vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date.

     The following table indicates for each of the named executive officers information concerning stock options exercised during 1997, and the number and value of exercisable and unexercisable in-the-money options as of December 31, 1997.


             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION VALUES

                                                                           Number of Unexercised      Value of Unexercised
                                                                                Options at           In-the-Money Options at
                                                                               12/31/97 (#)              12/31/97 ($)(1)

                           Shares Acquired                Value                 Exercisable/               Exercisable/
      Name                on Exercise (#)(2)          Realized ($)             Unexercisable               Unexercisable
Ronald N. Zebeck                  --                      --                      558,372                   $15,709,982
                                                                                  402,703                    $5,619,195

Douglas B. McCoy                                                                   12,500                       $29,281
                                                                                   57,667                      $611,721

Robert W. Oberrender            15,732                 $106,207                    21,100                            $0
                                                                                   55,668                      $591,134

Douglas L. Scaliti               3,333                  $22,998                     9,875                        $5,737
                                                                                   45,292                      $560,499

Z. Jill Barclift                   700                   $5,207                         0                            $0
                                                                                   23,900                      $285,650

(1) The value of unexercised in-the money options represents the aggregate difference between the market value on December 31, 1997, based on the closing price of the Company's common stock, as reported on The Nasdaq Stock Market-SM- or the closing price of the Fingerhut common stock as reported on the New York Stock Exchange, as the case may be, and the applicable exercise prices and other amounts paid to obtain the shares.

(2)  The exercises in this column represent exercises of Fingerhut options.

RETIREMENT PLANS

     FINGERHUT PENSION PLAN. Fingerhut Corporation maintains a noncontributory defined benefit plan (the "Fingerhut Pension Plan") for substantially all of its nonunion employees and nonunion employees of certain of Fingerhut's other subsidiaries who have completed at least one year of service. Under the Fingerhut Pension Plan, the current service pension credit of each participant for each year is equal to the sum of (i) .82% of his or her certified earnings not in excess of Social Security covered compensation for that plan year and (ii) 1.40% of the balance of his or her certified earnings for that year. Retirement benefits under the Fingerhut Pension Plan are the sum of the pension credits for each year of service. Participants are 100% vested after completion of at least five years of service. Two of the Company's named officers were employees of Fingerhut Corporation during 1996 and participated in the Fingerhut Pension Plan. The estimated annual benefit payable at age 65 for the two executives are $1,755 for Mr. Zebeck and $2,798 for Mr. Oberrender. The Company did not adopt the Fingerhut Pension Plan.

     METRIS RETIREMENT PLAN. In January 1997, the Company adopted a defined contribution profit sharing plan (the "Metris Retirement Plan"). In 1997, the Metris Retirement Plan stipulated that eligible employees with at least one year of service may elect to contribute to a 401(k). Pretax contributions of up to 6% are matched 50% by the Company. In addition, the Metris Retirement Plan provides for a discretionary profit sharing contribution. In 1997, the Company contributed, as a discretionary profit sharing contribution, 3% of recognized compensation.

     DEFERRED COMPENSATION PLANS. On March 1, 1998, the Company adopted a new Deferred Compensation Plan which covered those employees not eligible to participate in the Metris Retirement Plan for fiscal year 1998. The Deferred Compensation Plan, set up for selected management employees, provides that certain employees may defer compensation of up to $10,000, with interest accruing on amounts deferred. The Company matches such deferral.

OTHER COMPENSATION ARRANGEMENTS

     CHANGE OF CONTROL AGREEMENT. Fingerhut has entered into Change of Control Severance Agreements (each, a "Severance Agreement") with certain executive officers of Fingerhut and its subsidiaries, which provide for a three year and three month term that is extended to a date that is the one year anniversary of a "Change of Control" or "Imminent Change of Control" event (as defined in the Severance Agreement) of Fingerhut. One of the Company's named executives, Mr. Zebeck, has entered into such agreement with Fingerhut; however, in the event that the proposed Spin-Off occurs, Mr. Zebeck's Severance Agreement will terminate at that time. Each Severance Agreement provides to eligible executive officers guaranteed salaries, bonuses, benefits and severance payments upon the occurrence of certain terminations of employment during the two-year period following a Change of Control event. Each Severance agreement states that, upon the occurrence of a Change of Control event, each applicable executive officer will be paid an annual salary at least equal to 12 times such officer's highest monthly base salary paid during the 12 month period prior to the Change of Control event (the "Guaranteed Base Salary"). In addition, such executive officer will be entitled to receive a bonus payment in an amount calculated as if such officer achieved all performance goals as set forth in a Fingerhut bonus plan or arrangement or, alternatively, a higher amount based on such officer's actual performance under any existing Fingerhut bonus plan or arrangement (the "Guaranteed Bonus"). Such executive officer will also be entitled to participate in all Company welfare benefit, incentive, savings and retirement plans and to receive other Company fringe benefits on terms no less favorable than the most favorable terms offered to other executive officers as in effect during the 90 day period preceding the date of the applicable Change of Control event. All outstanding stock options granted to the executive officer will become fully vested upon the occurrence of a Change of Control event or, to the extent such options are forfeited, the executive officer will be entitled to receive a cash payment equal to the aggregate difference between the fair market value of Fingerhut stock underlying such forfeited options and the exercise price to purchase such stock.

     Each Severance Agreement provides that eligible executive officers will be entitled to receive severance payments upon (i) termination of employment by Fingerhut for reasons other than "Cause" (as defined in the Severance Agreement), (ii) termination of employment by such executive officer for "Good Reason" (as defined in the Severance Agreement) or (iii) termination of employment by such executive officer at any time during the thirteenth month following the date of the applicable Change of Control event. Eligible executive officers will be entitled to receive (a) an amount equal to the Guaranteed Base Salary and accrued vacation through the applicable termination date, (b) a lump sum payment in cash equal to three times the officer's Guaranteed Base Salary plus the highest Guaranteed Bonus paid to such officer during the preceding two years, (c) a pro rata Guaranteed Bonus for the year of termination, (d) all deferred amounts under any Fingerhut nonqualified deferred compensation or pension plan, together with accrued but unpaid earnings thereon, (e) an amount equal to the unvested portion of the executive officer's accounts, accrued benefits or payable amounts under any qualified plan, and certain pension, profit sharing and retirement plans maintained by Fingerhut, and (f) an amount equal to fees and costs charged by an outplacement firm. In addition, Fingerhut has agreed, for a three year period following the applicable executive officer's termination date, to continue to provide to such executive officer certain welfare benefits including, but not limited to, medical, dental, disability, salary continuance, individual life and travel accident insurance on terms at least as favorable as provided to other executives during the 90 day period preceding the Change of Control event.

     Each Severance Agreement provides that Fingerhut shall make an additional "gross up payment" to the applicable executive officer who receives payments in connection with the Severance Agreement to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code (the "Code") or any similar tax payable under federal, state or local law. The Company will not be able to deduct the entire amount of payments made by Fingerhut to executive officers under the Severance Agreement that give rise to an excise tax imposed on all or a portion of such payments under Section 4999 of the Code.

     In the case of Mr. Zebeck, Fingerhut has agreed either (i) to make the above payments or (ii) to cause such payments to be made. In the event of a Change of Control at Fingerhut, Fingerhut, as 83% owner of this Company, may meet its obligations by causing the Company to make all the above described payments.

-------------------------------------------------------------------------------
PROPOSAL ONE: APPROVAL OF INCREASE IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED PURSUANT TO THE METRIS LONG-TERM INCENTIVE AND STOCK OPTION PLAN
-------------------------------------------------------------------------------

     We are asking for your approval to increase the number of shares which may be available for awards of stock options and other stock based awards under the Company's Long-Term Incentive and Stock Option Plan (the "Stock Option Plan"). The Board adopted a proposal to increase the number of shares from 1,860,000 to 4,000,000 shares, subject to the approval of a majority of the shareholders voting at the Annual Meeting.

     The Board adopted the Stock Option Plan on October 24, 1996, and the shareholders approved the Stock Option Plan at last year's Annual Meeting of Shareholders. The Stock Option Plan currently provides that up to 1,860,000 shares of common stock are available for awards of stock options or other stock based awards to certain key employees. The number of available shares will be adjusted for charges in the Company's capital structure, such as a stock split.

     The purposes of the Stock Option Plan are to attract, retain and motivate key employees, to compensate them for their contributions to our growth and profits and to encourage them to own the Company's stock. During the past year, the Company hired several new key executives. In addition, employees contributed greatly to managed asset growth. With options granted to attract new employees and reward existing employees, the total number shares underlying options outstanding as of February 27, 1998, was 1,568,575. The Board believes that too few shares remain available under the Stock Option Plan for it to continue to fulfill its purposes. An increase in the number of available shares under the Stock Option Plan will help to assure that a sufficient number of shares are available to enable the Compensation Committee of the Board to achieve the objectives of the Stock Option Plan.

SUMMARY OF THE STOCK OPTION PLAN

     The Stock Option Plan is administered by the Compensation Committee of the Board. The Committee has the authority, subject to the terms of the Stock Option Plan, to determine the employees to whom awards are granted, the type of option or award, the number of shares of common stock subject to such options or awards and the terms of such options or awards. The Stock Option Plan permits the Compensation Committee to grant options that are either non-qualified stock options or incentive stock options ("ISOs") that qualify under Section 422A of the Internal Revenue Code, as well as stock appreciation rights, restricted stock or performance awards. The Company has primarily granted non-qualified stock options under the Stock Option Plan and expects that it will continue to do so.

     The Compensation Committee has the authority to determine the exercise or purchase prices, vesting dates or conditions, expiration dates and other material conditions upon which options or awards may be exercised. The option price for ISOs, however, may not be less than 100% of the fair market value of the common stock on the date of grant (and not less than 110% of the fair market value in the case of an ISO granted to any employee owning more than 10% of the common stock (a "Ten Percent Employee")). The term of non-qualified stock options may not exceed 15 years from the date of grant (not more than 10 years for ISOs and five years for ISOs granted to a Ten Percent Employee).

     Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries or of any subsidiary of Fingerhut are eligible to receive non-qualified options and awards (only full or part-time employees in the case of ISOs). As of February 27, 1998, the Company and its subsidiaries had 1,432 employees.

     The exercise price of shares being acquired under an option or award must be paid in full, in cash, at the time of exercise, unless the Compensation Committee, in its sole discretion, permits payment by tendering to the Company shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the shares being acquired or by delivering the optionee's minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to the Internal Revenue Code. In the case of an ISO, the right to make payment by tender of currently owned shares of common stock must be authorized at the time of grant.

     The Compensation Committee is authorized to grant a replacement (or reload) option to an optionee who tenders previously owned shares to pay all or a portion of the exercise price of stock options under the Stock Option Plan or any prior stock option plan of the Company. Such replacement or reload option would have as its exercise price the market price of the common stock on the date of exercise of the original option and would cover the same number of shares as tendered by the participant in payment of the exercise price and, if applicable, the withholding taxes.

     If there is a change in the common stock of the Company because of a merger, consolidation, reorganization, recapitalization, a stock dividend, stock split or other change in the corporate structure, the Compensation Committee is authorized to make appropriate adjustments in the Stock Option Plan, including the number of shares reserved for award under the Plan, and outstanding options and awards to prevent dilutions or enlargement of options or award rights or share available for award under the Stock Option Plan. Adjustments might include, where appropriate, changes in the aggregate numbers of shares subject to the Stock Option Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding options or awards.

     The Board may amend the Stock Option Plan, except that shareholder approval is required for any amendment which would: (i) increase the number of shares available under the Stock Option Plan (except for a change in common stock described above); (ii) allow ISOs to have an option price of less than 100% of the fair market value of the common stock on the date of grant (or 110% of such fair market value for a Ten Percent Employee); (iii) allow options to have a term longer than described above; or (iv) modify the eligibility requirements for participation in the Stock Option Plan.

     The Stock Option Plan will terminate on October 30, 2006. No termination of the Stock Option Plan will alter or impair any of the rights or obligations of any person, without his or her consent, under any option or award previously granted under the Stock Option Plan.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Option Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price. The Company will be entitled at that time to a tax deduction for the same amount. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held. Under the Stock Option Plan, the Compensation Committee may permit participants exercising stock options, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of common stock previously owned by the optionee to the Company to satisfy federal and state tax obligations. Generally there will be no tax consequences to the Company in connection with disposition of shares acquired under an option.

     THE BOARD RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO INCREASE TO 4,000,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS OF STOCK OPTIONS OR OTHER STOCK BASED AWARDS TO CERTAIN KEY EMPLOYEES OF THE COMPANY.

-----------------------------------------------------------------------------
PROPOSAL TWO:  APPROVAL OF THE METRIS NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
-----------------------------------------------------------------------------

     We are asking for your approval of the Company's Non-Employee Director Stock Option Plan (the "Plan"). On October 24, 1996, the Board first approved the Plan, subject to your approval. Initially, the Board reserved 20,000 shares to be available for awards of stock options to non-employee directors. On April 24, 1997, the Board decided to increase the number of shares available to 100,000. Because such decision was under consideration at the time proxies went to shareholders last year, the Board decided to postpone shareholder approval until this Annual Meeting.

     The purposes of the Plan are to attract and retain experienced and knowledgeable directors from outside the Company and provide an additional means by which such directors can identify with the interests of the Company's shareholders. Only directors who are not employees of the Company, its subsidiaries or any entity that owns at least 20% of the outstanding shares of the Company's common stock are eligible to participate.

     The Plan currently requires that the option price for all options granted under the Plan shall be determined by the Board, but shall not be less than 100% of the fair market value per share of the common stock as of the date of grant of such option. The Plan states that the fair market value shall be the closing price of the common stock as reported on The Nasdaq Stock Market-SM- the day before the grant. The Board may set any term for the length of the options provided the term does not exceed fifteen years from the grant date.

     The Plan is administered by the Board. The Board has the authority to determine the directors to whom and the time or times at which options shall be granted and the number of shares to be subject to each, the terms of exercise of each option, amendments or modifications of the terms of any options, and the rules and regulations pertaining to the Plan. The Board has the authority to make all interpretations of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.
The Board may amend the Plan in any respect whatsoever, provided that the Board shall not amend the Plan to adversely affect the holder of any option whose grant was before such amendment nor may the Board amend the Plan to increase the number of shares subject thereto.

     The stock available for grant of options under the Plan is 100,000 shares. Such amount is adjustable if there is any change in the common stock of the Company due to a merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the corporation structure. In the event of such changes, adjustments will be made in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices in order to prevent dilution or enlargement of option rights.

     The Plan shall terminate upon the expiration of ten years from the date upon which it takes effect. No option shall be granted after such termination, but such termination will not alter or impair any rights or obligations under any options granted before termination.

     Currently, the Board follows a policy to issue options to purchase up to 5,000 shares of common stock on the date a director is first elected or appointed to serve on the Board. The Board also currently intends to award options to purchase up to 5,000 shares of common stock to each eligible director at the second regular quarterly meeting of the Board each year. While this is the Board's current intention, the Plan does not require the Board to continue to follow this policy.

     The Board has awarded, subject to approval of the Plan by the shareholders, options to purchase up to 30,000 shares of common stock. These options will be immediately exercisable upon the date the Plan is approved by the shareholders.

     THE BOARD RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

-----------------------------------------------------------------------------
 PROPOSAL THREE:  APPROVAL OF AN AMENDMENT TO THE ANNUAL INCENTIVE BONUS PLAN
                     FOR DESIGNATED CORPORATE OFFICERS
-----------------------------------------------------------------------------

     We are seeking your approval of an amendment to the Annual Incentive Bonus Plan for Designated Corporate Officers (the "Annual Incentive Plan"). the Compensation Committee of the Company first adopted the Annual Incentive Plan on January 29, 1997, subject to approval by the shareholders of the Company which was obtained at last year's annual meeting. On January 28, 1998, the Compensation Committee adopted certain amendments to the Annual Incentive Plan, one of which is subject to the approval of a majority of the Company's shareholders. We are seeking approval to increase the maximum plan payout from $2,000,000 to $4,000,000.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers of the company unless the payments are made under qualifying performance based plans. We designed the Annual Incentive Plan to comply with the requirements of Section 162(m) and to enable compensation to be deemed qualified performance based compensation.

     The purposes of the Annual Incentive Plan are to attract, retain and motivate key employees of the highest caliber by providing such employees rewards directly linked to Company performance. Currently, the Annual Incentive Plan limits compensation payable under such plan to $2,000,000.
the Compensation Committee believes that $2,000,000 may not be sufficient to attract or retain certain key employees during the life of the plan which terminates at the end of the year 2002. The Compensation Committee has noted when reviewing salaries of comparable companies that it is not unusual for payments to a key employee to far exceed $2,000,000. The Compensation Committee has reported to the Board that over the next few years it may need the ability to compensate key employees or those eligible to participate in the plan up to $4,000,000 on the basis of performance. While the Compensation Committee has reserved the right to compensate key employees above the $2,000,000 limit by authorizing payments outside the plan, the Compensation Committee believes that it is in the best interests of shareholders to permit it to do so without affecting deductibility of such compensation pursuant to Section 162(m) of the Internal Revenue Code.

SUMMARY OF THE INCENTIVE PLAN

     The Annual Incentive Plan is administered by the Compensation Committee of the Board which selects from five eligible employees the participants in the Annual Incentive Plan during the first 90 days of the performance period. Currently, Mr. Zebeck, President and Chief Executive Officer, is the only participant in the Annual Incentive Plan. The only other eligible employees are the Company's executive vice presidents or senior vice presidents. The Compensation Committee has authority to establish rules for the administration of the Annual Incentive Plan, and has the authority, in its sole discretion, to make determinations and interpretations with respect to the Annual Incentive Plan that shall be binding on all interested parties.

     During the first 90 days of the performance period, the Compensation Committee also sets each participant's base pay, targeted bonus percentage and the company performance factor or factors for such period. Bonuses are paid in amounts not greater than the base pay multiplied by the targeted bonus percentage multiplied by the performance factor. The company performance factor is a percentage tied to one or more of the following targets with respect to either or both the Company or Fingerhut: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share.

     No participant may receive a bonus for any performance period in which the applicable minimum company performance factor is not met. The Compensation Committee has the authority to reduce or eliminate any bonus otherwise payable, although it does not have the power to increase the amount of an award as determined under the formula. The Annual Incentive Plan is in addition to, not in lieu of, any other employee benefit plan or program in which any participant may be or become eligible to participate, and the receipt of benefits under the Annual Incentive Plan will affect an employee's contributions to and benefits under the Company's other plans as specified in such other plans.

     Following the close of each performance period and prior to the payment of any bonus under the Incentive Plan, the Compensation Committee must certify in writing that the company performance factor and the other factors upon which a bonus is based have been attained. Benefits will be paid to participants in one or more cash payments after such certification.

     The Compensation Committee may amend the Annual Incentive Plan prospectively at any time and may terminate or curtail the benefits under the Annual Incentive Plan prospectively at any time and may terminate or curtail the benefits under the Annual Incentive Plan with regard to persons expecting to receive benefits in the future and with regard to persons already receiving benefits at the time of such action. The Annual Incentive Plan terminates on December 31, 2002, unless it has been discontinued or terminated prior to that time. No bonuses may be granted after termination, but payments may be made with respect to a performance period that began before the termination date. The Compensation Committee's authority to amend the Annual Incentive Plan extends beyond its termination.

     THE BOARD RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO INCREASE THE MAXIMUM AMOUNT PAYABLE TO ANY ONE PARTICIPANT UNDER THE ANNUAL INCENTIVE PLAN TO $4,000,000.

-----------------------------------------------------------------------------
                     SELECTION OF INDEPENDENT AUDITORS
-----------------------------------------------------------------------------

     The Board has selected KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions. Shareholders may submit questions concerning the financial statements of the Company either orally at the Annual Meeting or in writing before the Annual Meeting.

-----------------------------------------------------------------------------
                                OTHER MATTERS
-----------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except for a Form 4 filed by Theodore Deikel which was 46 days late.

SHAREHOLDERS' PROPOSALS FOR THE 1999 ANNUAL MEETING

     If you want to submit proposals for possible inclusion in the Company's 1999 Proxy Statement, you must do so on or before December 1, 1998. Such proposals should be sent to Z. Jill Barclift, Esq., Vice President and General Counsel, 600 South Highway 169, St. Louis Park, Minnesota 55426.

SOLICITATION

     The Company is soliciting this proxy on behalf of its Board. This solicitation is being made by mail but also may be made by telephone or in person. The Company has not hired any firm to assist it in this solicitation.

SHAREHOLDER LIST

     A certified proxy register will be available for your examination during normal business hours at the Company at least ten days before the Annual Meeting.

REVOCABILITY OF PROXY

     You may revoke the enclosed proxy by filing a written notice of revocation with the Company or by providing a later executed proxy.



Date: March 31, 1998                  METRIS COMPANIES INC.



                                       By: /s/  Ronald N. Zebeck
                                           -------------------------------------
                                           Ronald N. Zebeck
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     PROXY
                             METRIS COMPANIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints RONALD N. ZEBECK and MICHAEL P. SHERMAN as Proxies each with the power to act alone and with power of substitution and revocation, and hereby authorizes them to vote all of the shares of Common Stock of Metris Companies Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 1998, or any adjournment thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto:

THE ELECTION OF DIRECTORS:

/ /   FOR all nominees listed below     / /   WITHHOLD AUTHORITY to vote for
      except as marked to the contrary        all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                    LINE THROUGH HIS NAME IN THE LIST BELOW:

   LEE R. ANDERSON, SR.   THEODORE DEIKEL  DUDLEY C. MECUM  MICHAEL P. SHERMAN
         DEREK V. SMITH        FRANK D. TRESTMAN        RONALD N. ZEBECK

1. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE TO BE ISSUED PURSUANT TO THE METRIS COMPANIES INC. LONG-TERM INCENTIVE AND STOCK OPTION PLAN:

              / /  FOR          / /  AGAINST          / /  ABSTAIN

2. PROPOSAL TO APPROVE THE METRIS COMPANIES INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN:

                / /  FOR          / /  AGAINST          / /  ABSTAIN

                                     (OVER)

                          (CONTINUED FROM THE OTHER SIDE)

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE METRIS COMPANIES INC. ANNUAL INCENTIVE BONUS PLAN FOR DESIGNATED CORPORATE OFFICERS:
                / /  FOR          / /  AGAINST          / /  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED AND FOR PROPOSALS 1, 2 AND 3. Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by partner or other authorized person.
                                                ________________________________
                                                          (Signature)
                                                ________________________________
                                                  (Signature, if held jointly)
                                                Dated: __________________ , 1998

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                                APPENDIX A

Pursuant to Instruction 3 of Item 10, the Registrant is filing herewith its
(1) Long-Term Incentive and Stock Option Plan, (2) the Non-Employee Director Stock Option Plan, and (3) the Annual Incentive Bonus Plan for Designated Corporate Officers. Registrant intends to register its stock subject to the plans in Items (1) and (2) within the week following its Annual Meeting of Shareholders.

                            METRIS COMPANIES INC.

                   LONG-TERM INCENTIVE AND STOCK OPTION PLAN

1.    PURPOSE OF PLAN.

     This Plan shall be known as the "METRIS COMPANIES INC. LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of ensuring the future success of Metris Companies Inc., a Delaware corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or stock options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). Awards granted under this Plan may be stock appreciation rights, restricted stock or performance awards as hereinafter described.

2.   STOCK SUBJECT TO PLAN.

     Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's common stock, $.01 par value (the "Common Stock"). Subject to adjustment as provided in Section 15 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 4,000,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

3.   ADMINISTRATION OF PLAN.

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") which shall be a committee comprised solely of two or more "outside directors" of Metris Companies Inc. which satisfied the requirements of Section 162(m) of the Code.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (1) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Stock or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 hereof to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

4.   ELIGIBILITY.

     Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries and full and part-time employees of any subsidiary of Fingerhut Companies, Inc. shall be eligible to receive Nonqualified Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as Nonqualified Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries or Fingerhut Companies, Inc. or any of its subsidiaries to terminate his or her employment at any time.

4.   PRICE.

     The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value per share of Common Stock at the date of grant of such option. The option price for Nonqualified Stock Options granted under the Plan and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.   TERM.

     Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

7.   EXERCISE OF OPTION OR AWARD.

     (a) The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

     (b) The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for Common Stock already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or (iii) a combination of cash, the optionee's or grantee's promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 hereof. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

     (d) The Committee may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 promulgated under the Securities and

Exchange Act of 1934 or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of Common Stock owned by the optionee, as described in subsection (c) above, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (b) the number of shares of Common Stock, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 11 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Company, and may be granted in connection with any option granted under this Plan at the time of such grant. The purchase price of the Common Stock under each such new option, and the other terms and conditions of such option, shall be determined by the Committee consistent with the provisions of the Plan.

8.   STOCK APPRECIATION RIGHTS.

     (a) GRANT. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a stock appreciation right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) EXERCISE. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, is to be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock of the Company, or any combination of cash and shares as the Committee may by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of Common Stock on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Common Stock shall be determined as provided in Section 5 hereof.

9.   RESTRICTED STOCK AWARDS.

     Awards of Common Stock subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

     (a) GRANT OF RESTRICTED STOCK AWARDS. Each restricted stock award made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Stock to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

     (b) DELIVERY OF COMMON STOCK AND RESTRICTIONS. At the time of a restricted stock award, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Stock, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Stock; (ii) none of such shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Stock shall be forfeited and all rights of the grantee to such Common Stock shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company or any subsidiary of the Company or any other subsidiary of Fingerhut Companies, Inc. for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Stock.

     (c) TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be. If the Common Stock is traded on a securities exchange, the Company shall not be required to deliver such certificates until such shares have been admitted for trading on such securities exchange.

10.  PERFORMANCE AWARDS.

     The Committee is further authorized to grant Performance Awards. Subject to the terms of this Plan and any applicable award agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash. Common Stock (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance Award shall be determined by the Committee.

11.  INCOME TAX WITHHOLDING.

     In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, may permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 hereof, equal to such taxes or (ii) delivering to the Company Common Stock other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5 hereof, equal to such taxes.

12.  ADDITIONAL RESTRICTIONS.

     (a) The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

     (b) No person, who is an employee of the Company at the time of grant, may be granted any award or awards, the value of which awards are based solely on an increase in the value of the Common Stock after the date of grant of such awards, for more than 675,000 shares, in the aggregate, in any one calendar year period. The foregoing annual limitation specifically includes the grant of any awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

13.  TEN PERCENT SHAREHOLDER RULE.

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

14.  NON-TRANSFERABILITY.

     No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

15.  DILUTION OR OTHER ADJUSTMENTS.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

16.  AMENDMENT OR DISCONTINUANCE OF PLAN.

     The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 hereof, however, no amendment of the Plan shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 hereof, (ii) decrease the minimum price provided in Section 5 hereof, (iii) extend the maximum term under Section 6 hereof, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

17.  TIME OF GRANTING.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

18.  EFFECTIVE DATE AND TERMINATION OF PLAN.

     (a) The Plan shall be submitted to the shareholders of the Company for their approval and adoption.

     (b) Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate October 30, 2006. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

                            METRIS COMPANIES INC.

                   NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. PURPOSE OF PLAN. This plan shall be known as the "Metris Companies Inc. Nonemployee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of Metris Companies Inc., a Delaware corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors and by providing an additional means for such directors to identify with the interests of the Company's shareholders.

     2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"). All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board of Directors under this Plan may be exercised by any person or committee duly authorized by the Board of Directors except that the Board of Directors shall approve and authorize each grant, award or other similar acquisition from the Company pursuant to or in connection with the Plan.

     (b) The Board of Directors shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock (as hereinafter defined) covered by each option, (ii) to determine the directors to whom and the time or times at which such options shall be granted and the number of shares to be subject to each, (iii) to determine the terms of exercise of each option,
(iv) to amend or modify the terms of any option with the consent of the optionee, (v) to amend or interpret the Plan, (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, (vii) to determine the terms and provisions of each option agreement under the Plan (which agreements need not be identical), and (viii) to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors also shall have such additional authority and powers as set forth in Section 17 hereof, including the authority to amend and terminate the Plan. The Board of Directors' determinations on the foregoing matters shall be final and conclusive.

     3. PARTICIPATION IN THE PLAN. Each director of the Company shall be eligible to participate in the Plan unless such director is an officer or employee of the Company, any subsidiary of the Company, or any entity that owns at least 20% of the outstanding common stock of the Company. A director who has been granted an option under this Plan may be granted additional options under the Plan.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock") or treasury shares of Common Stock. Subject to the adjustment as provided in Section 14 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 100,000 shares. If an option under the Plan expires, or for any reason is terminated and unexercised with respect to any shares, such shares shall be available for options thereafter granted during the term of the Plan.

     5. NONQUALIFIED STOCK OPTIONS. All options granted under the Plan shall be nonqualified stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions of the Plan.

     7. TERM OF OPTIONS. Each option and all rights and obligations thereunder shall expire on the date determined by the Board of Directors as specified in the option agreement. The Board of Directors shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of options granted under the Plan may not extend more than fifteen (15) years from the date of granting of such option.

     8.   EXERCISE OF OPTIONS.

     (a) The Board of Directors shall have full and complete authority to determine whether an option will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Board of Directors may determine and specify in the option agreement.

     (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company by delivery of
(A) cash (including check, bank draft or money order), (B) shares of Common Stock already owned by the optionee having a fair market value as of the date of exercise equal to the fall exercise price of the shares to be acquired,
(C) written authorization for the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares having a fair market value as of the date of exercise equal to the aggregate exercise price of the options exercised, (D) any combination of the foregoing methods of payment, or (E) such other form of consideration as the Board of Directors may deem acceptable. For purposes of the preceding sentence, the fair market value of Common Stock tendered shall be determined as provided in Section 11 as of the date of exercise.

     9.   EFFECT OF TERMINATION OF DIRECTORSHIP OR DEATH OR DISABILITY

     (a) In the event that an optionee shall cease to be a director of the Company for any reason other than such person's gross and willful misconduct or such person's death or disability, (as may be determined in the sole discretion of the Board of Directors) such optionee shall have the right to exercise the option at any time within seven months after such termination of directorship to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee shall cease to be a director of the Company by reason of the optionee's gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct and the optionee shall have no further rights thereunder.

     (c) If the optionee shall die while serving as a director of the Company or within seven months after termination of his or her directorship for any reason other than the optionee's gross and willful misconduct or the optionee shall become disabled (as may be determined in the sole discretion of the Board of Directors) while serving as a director of the Company and such optionee shall not have fully exercised the option, such option may be exercised at any time within 12 months after the date of such death or the onset of such disability by the optionee or the optionee's legal representative, in the case of disability, or by the personal representative(s), administrator(s), or heir(s) of the optionee, in the case of death, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death, disability, or termination of directorship, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     10. OPTION EXERCISE PRICE. THE option price for all Options granted under the Plan shall be determined by the Board of Directors but shall not be less than 100% of the fair market value per share of Common Stock as of the date of grant of such option.

     11. FAIR MARKET VALUE OF COMMON STOCK. For purposes of this Plan, the fair market value of the Common Stock as of a given date shall be the closing price of the Common Stock as reported on the Nasdaq National Market on the trading date immediately preceding such date. If the Common Stock is not publicly traded on such date, the Board of Directors shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

     12. TRANSFER RESTRICTIONS. No option granted under the Plan or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except that options shall be transferable by the optionee: (a) by will or by the laws of descent and distribution as provided in Section 9(c) hereof; (b) to any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the optionee, including adoptive relationships ("immediate family members"); (c) to charitable organizations; or (d) to trusts for the benefit of immediate family members of the optionee or charitable organizations. Except as provided in Section 9 hereof with respect to disability of the optionee, and except for options that have been transferred in accordance with the provisions of this Section 12, during the lifetime of the optionee an option granted under this Plan shall be exercisable only by the optionee.

     13.  LIMITATION OF RIGHTS

     (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     (b) NO SHAREHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     14. ADJUSTMENTS TO COMMON STOCK. If there shall be any change in Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other changes in the corporate structure, appropriate adjustments to the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

     15. EFFECTIVE DATE OF THE PLAN. The Plan shall take effect immediately upon its approval by the affirmative vote of the majority of the directors of the Company at a duly held meeting of the Board of Directors.

     16. TIME FOR GRANTING OPTIONS. Unless the Plan shall have been terminated as provided in Section 17 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 15 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

     17. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan in any respect whatsoever; PROVIDED HOWEVER, that the Board of Directors shall not amend the Plan in a manner that adversely affects any rights of any holder of any option heretofore granted under the Plan without the consent of the holder of the option. Notwithstanding the foregoing, only the Board of Directors has the authority to amend the Plan to increase the number of shares subject thereto or to terminate the Plan.

     18. GOVERNING LAW. The place of administration of the Plan and the Agreements issued thereunder shall be in the State of Minnesota. The corporate law of the State of Delaware shall govern issues relating to the validity and issuances of Shares. Otherwise, this Plan and the Agreements issued thereunder shall be construed and administered in accordance with the laws of the State of Minnesota without giving effect to principles relating to conflict of laws.

                             METRIS COMPANIES INC.

                         ANNUAL INCENTIVE BONUS PLAN
                        DESIGNATED CORPORATE OFFICERS

1. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.1.   BASE PAY - a specific dollar amount identified in schedule X.

     1.2. COMPENSATION COMMITTEE - a committee comprised solely of two or more "outside directors" of Metris Companies Inc. which satisfies the requirements of Section 162(m) of the Code.

     1.2. CODE - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.3. COMPANY - Metris Companies Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

     1.4. PARTICIPANT - the President and Chief Executive Officer, and any of the Executive Vice Presidents or Senior Vice Presidents of the Company who are designated by the Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

     1.5. PERFORMANCE PERIOD - the twelve consecutive month period which coincides with the Company's fiscal year.

     1.6.   TARGETED BONUS PERCENTAGE - the percentage identified in
     Schedule Y.

     1.7.   COMPANY PERFORMANCE FACTOR - percentage identified in
     Schedule Z The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

2.   ADMINISTRATION.

     2.1. COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee.

     2.2. Determinations made prior to each performance Period. At any time ending on or before the 90th day of each Performance Period, they shall:

          (a)  designate Participants for that Performance Period;

          (b) determine each Participant's Base Pay for the Performance Period by amending (in writing) Schedule X;

          (c) establish Targeted Bonus Percentages for the Performance Period by amending (in writing) Schedule Y;

          (d) establish Company Performance Factors for the Performance Period by amending (in writing) Schedule Z.

     2.3. CERTIFICATION. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

     2.4. SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

3.   BONUS PAYMENT.

     3.1. FORMULA. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

          (a) the Participant's Base Pay for the Performance Period, multiplied by.

          (b) the Participant's Targeted Bonus Percentage for the Performance Period multiplied by.

          (c) the Participant's Company Performance Factor for the Performance Period.

     3.2. LIMITATIONS.

          (a) NO PAYMENT IF PERFORMANCE FACTOR NOT ACHIEVED. In no event shall any Participant receive a bonus payment hereunder if the Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

          (b) NO PAYMENT IN EXCESS OF PRE-ESTABLISHED AMOUNT. No Participant shall receive a payment under this Plan for any Performance Period in excess of $4 million.

          (c) COMPENSATION COMMITTEE MAY REDUCE BONUS PAYMENT. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

4.   BENEFIT PAYMENTS.

     4.1. TIME AND FORM OF PAYMENTS. Subject to any deferred compensation election pursuant to any such plans of the Company, benefits shall be paid to the Participant in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the Company Performance Factor and all other factors upon which the bonus payment for the Participant is based have been attained.

     4.2. NONTRANSFERABILITY. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.3. TAX WITHHOLDING. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. AMENDMENT AND TERMINATION. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6.   MISCELLANEOUS.

     6.1. EFFECTIVE DATE. January 1, 1998

     6.2. TERM OF THE PLAN. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2002. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

     6.3. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.4. APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.


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Page 4 of 7

     6.5. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

     6.6. NO TRUST FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     6.7. GOVERNING LAW. The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

     6.8. SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     6.9. QUALIFIED PERFORMANCE-BASED COMPENSATION. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as qualified performance-based compensation within the meaning of Section 162(m) of the Code.